EXHIBIT 10.2

CODE OF ETHICS FOR
THE CEO AND SENIOR FINANCIAL OFFICERS

This Code of Ethics applies to First Financial Bancorp's Chief Executive Officer, (“CEO”) and all Senior Financial Officers, including the Company's Chief Financial Officer (“CFO), principal accounting officer, controller and such other financial officers as the Audit Committee of the Board of Directors may from time to time designate (each a “Senior Financial Officer”). First Financial Bancorp. has a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company and its subsidiaries (collectively referred to as “Associates”). The purpose of this Code of Ethics is to promote ethical conduct and compliance with the law, particularly as related to the maintenance of the Company's financial books and records and the preparation of its financial statements. This Code of Ethics supplements the Code of Conduct and does not replace the Code of Conduct established for all Associates generally.

In addition to the Code of Conduct, the CEO and Senior Financial Officers are subject to the following additional specific policies:

1. The CEO and all Senior Financial Officers are responsible for full, fair, accurate, timely and understandable disclosure in the periodic reports required to be filed by the Company with the Securities and Exchange Commission. Accordingly, it is the responsibility of the CEO and each Senior Financial Officer promptly to bring to the attention of the Disclosure Committee any material information of which he or she may become aware that affects the disclosures made by the Company in its public filings.
2. The CEO and each Senior Financial Officer shall promptly bring to the attention of the Audit Committee any information he or she may have concerning (a) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and (b) any fraud, whether or not material, that involves management or other Associates who have a significant role in the registrant's internal control over financial reporting.
3. The CEO and each Senior Financial Officer shall promptly bring to the attention of the general counsel or the CEO and to the Audit Committee any information that he or she may have concerning any violation of the Company's Code of Conduct or these additional policies.
4. The CEO and each Senior Financial Officer shall promptly bring to the attention of the general counsel or the CEO and to the Audit Committee any information he or she may have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any agent thereof.

ACKNOWLEDGMENT
By signing below, I acknowledge that I have received a copy of the First Financial Bancorp Code of Conduct as well as the Code of Ethics for the CEO and Senior Financial Officers. I acknowledge that I have read the Code of Conduct and the Code of Ethics for the CEO and Senior Financial Officers and that I understand each document's contents. I understand that a violation of either of these Codes may result in disciplinary action up to and including the termination of my employment with First Financial Bancorp.

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